                                                                    Exhibit 99.1




                         IXYS CORPORATION PRESS RELEASE

                                        Contact:  Arnold Agbayani
                                                  Vice President, Finance & CFO
                                                  IXYS Corporation
                                                  3540 Bassett Street
                                                  Santa Clara, California  95054
                                                  (408) 982-0700

IXYS CORPORATION ANNOUNCES REVISION TO UNAUDITED FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS PREVIOUSLY REPORTED FOR FISCAL YEAR 2002.

SANTA CLARA, CALIF. May 20, 2002 -- IXYS Corporation (NASDAQ:SYXI) today reported that it was revising its unaudited financial results for the fourth quarter of its fiscal year ended March 31, 2002 as well as for the fiscal year ended March 31, 2002 due to an adjustment to the Company's accounting for its January 2002 acquisition of Westcode Semiconductors Limited as a result of the Company's annual audit.

This revision has resulted in an increase of $210,000 in the net loss reported for the fourth fiscal quarter for the year ended March 31, 2002, from a previously reported net loss of $374,000, or ($0.01) per basic share and ($0.01) per diluted share, to $584,000, or ($0.02) per basic share and ($0.02) per diluted share.

Net income for the fiscal year ended March 31, 2002 was $1.9 million, or $0.07 per basic share and $0.07 per diluted share, as compared to previously announced net income of $2.1 million, or $0.08 per basic share and $0.07 per diluted share.

Arnold Agbayani, Chief Financial Officer of IXYS, stated, "This revision does not affect the Company's reporting of its revenues for the last fiscal quarter or for the fiscal year just ended, and based on the slight but continuing firming up of our bookings, we continue to be cautiously optimistic about the short-term prospects of the Company. Accordingly, we still expect our revenues for our fiscal quarter ending June 30, 2002 to be 10-15% higher than the quarter just ended."

IXYS designs, develops, manufactures and markets high power, high performance power semiconductors that improve system efficiency and reliability by converting electricity at relatively high voltage and current levels into the finely regulated power required by electronic products. IXYS focuses on the market for power semiconductors that are capable of processing greater than 500 watts of power. IXYS' products are used primarily to control electricity in power conversion systems for communications infrastructure applications, motor drives for industrial applications and sophisticated medical electronics applications.

The statements in this news release relating to our expectations for our first fiscal quarter ending June 30, 2002 involve risks and uncertainties that could cause actual results to differ from

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predicted results. These risks and uncertainties include the effect that a continued slowdown in the semiconductor industry in general could have on our operations. Further information on other factors that could affect the Company's operations is detailed and included in the Company's Form 10-K for its fiscal year ended March 31, 2001, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2001 and 2000. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.




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                                IXYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                              March 31,      March 31,
                                                                                 2002           2001
                                                                              ---------      ---------
                                  ASSETS

Current assets:
     Cash and cash equivalents                                                $  32,316      $  45,182
     Accounts receivable, net                                                    16,697         26,303
     Inventories, net                                                            46,317         34,035
     Prepaid expenses                                                               593            309
     Deferred income taxes                                                        2,230          2,561
                                                                              ---------      ---------
                     Total current assets                                        98,153        108,390
Plant and equipment, net                                                         17,445         13,960
Other assets                                                                      6,417          4,749
Deferred income taxes                                                             2,545            315
                                                                              ---------      ---------

                     Total assets                                             $ 124,560      $ 127,414
                                                                              =========      =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of capitalized lease obligations                         $   2,391      $   1,737
     Current portion of notes payable to bank                                       700            754
     Accounts payable                                                             5,606         10,649
     Accrued expenses and other liabilities                                       8,383         13,243
                                                                              ---------      ---------
                     Total current liabilities                                   17,080         26,383
Capitalized lease and other long term obligations, net of current portion         4,888          3,425
Pension liabilities                                                               7,373          4,882
                                                                              ---------      ---------
                     Total liabilities                                           29,341         34,690
                                                                              ---------      ---------

Common stock, $0.01 par value:

  26,662,132 issued and outstanding in March 31, 2001
  and 26,902,192 issued and 26,827,192 outstanding in March 31, 2002                268            267
Additional paid-in capital                                                       92,340         91,873
Notes receivable from stockholders                                                 (853)          (823)
Retained earnings                                                                 5,827          3,889
Accumulated other comprehensive loss                                             (2,363)        (2,482)
                                                                              ---------      ---------
                     Stockholders' equity                                        95,219         92,724
                                                                              ---------      ---------

                     Total liabilities and stockholders' equity               $ 124,560      $ 127,414
                                                                              =========      =========


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                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                          Three Months Ended           Fiscal Year Ended
                                                                               March 31,                   March 31,
                                                                        ----------------------      ----------------------
                                                                          2002          2001          2002          2001
                                                                        --------      --------      --------      --------
Net revenues                                                            $ 20,395      $ 32,008      $ 82,821      $111,389
Cost of goods sold                                                        14,780        19,651        56,918        69,967
                                                                        --------      --------      --------      --------
                Gross profit                                               5,615        12,357        25,903        41,422
                                                                        --------      --------      --------      --------

Operating expenses:
                Research, development and engineering                      1,879         1,985         5,728         6,081
                Selling, general and administrative                        3,424         3,652        12,884        13,959
                                                                        --------      --------      --------      --------
                                 Total operating expenses                  5,303         5,637        18,612        20,040
                                                                        --------      --------      --------      --------

                Operating income                                             312         6,720         7,291        21,382
Other income(expense), net                                                (1,255)         (564)       (4,169)          526
                                                                        --------      --------      --------      --------

                Income(loss) before income tax provision                    (943)        6,156         3,122        21,908
Provision for income tax                                                    (359)        2,339         1,184         8,321
                                                                        --------      --------      --------      --------

Net income (loss)                                                      ($    584)     $  3,817      $  1,938      $ 13,587
                                                                        ========      ========      ========      ========

Net income(loss) per share - basic                                     ($   0.02)     $   0.15      $   0.07      $   0.54
                                                                        ========      ========      ========      ========

Weighted average shares used in per share calculation - basic             26,771        26,000        26,745        25,239
                                                                        ========      ========      ========      ========

Net income(loss) per share - diluted                                   ($   0.02)     $   0.13      $   0.07      $   0.49
                                                                        ========      ========      ========      ========

    Weighted average shares used in per share calculation - diluted       26,771        28,436        29,004        27,774
                                                                        ========      ========      ========      ========




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